UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020 (June 19, 2020)

FRED’S, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

6625 Lenox Park, Suite 200,

Memphis, Tennessee 38115

(Address of principal executive offices) (Zip Code)

(901) 365-8880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None (1)	N/A (1)	N/A (1)

(1)

On September 18, 2019, the NASDAQ Stock Market (“NASDAQ”) suspended trading of Fred’s, Inc. Class A common stock (“common stock”). NASDAQ filed a Form 25 with the U.S. Securities and Exchange Commission on October 11, 2019, to delist the common stock from the NASDAQ Global Select Market. The delisting was effective 10 days after the filing of the Form 25. The deregistration of the common stock under Section 12(b) of the Securities Exchange Act of 1934 was effective 90 days after the filing of the Form 25.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03.	Bankruptcy or Receivership.

As previously reported, on September 9, 2019, Fred’s, Inc. (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Debtors”) each filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) (collectively, the “Chapter 11 Cases”). The Chapter 11 Cases are being jointly administered under the caption and case number, Fred’s, Inc., et al., Case No. 19-11984 (Jointly Administered). All documents filed with the Bankruptcy Court are available for inspection at https://dm.epiq11.com/Freds. Additionally, the Company has established a toll-free Restructuring Information Hotline for employees, suppliers, landowners, investors, and other interested parties, at (855) 543-5393.

As previously reported, on June 4, 2020, following a confirmation hearing held on June 1, 2020, the Bankruptcy Court entered Findings of Fact, Conclusions of Law, and Order Confirming the Modified Amended Joint Chapter 11 Plan for the Debtors (the “Confirmation Order”). The Confirmation Order confirmed the Modified Amended Joint Chapter 11 Plan for the Debtors (as amended, supplemented or otherwise modified, the “Plan of Liquidation”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Plan of Liquidation or Confirmation Order, as appropriate.

On June 19, 2020, the effective date of the Plan of Liquidation (the “Effective Date”) occurred. On June 19, 2020, the Debtors filed a Notice of Confirmation and Occurrence of Effective Date of (I) Modified Amended Joint Chapter 11 Plan of Fred’s, Inc. and the Debtor Affiliates Set Forth Therein; and (II) Bar Dates for Certain Claims (the “Notice of Effective Date”) with the Bankruptcy Court. A copy of the Notice of Effective Date is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

AS A RESULT OF THE PLAN OF LIQUIDATION BEING EFFECTIVE, ALL OF THE COMPANY’S EQUITY INTERESTS, CONSISTING OF AUTHORIZED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AND RELATED SHARE REPURCHASE RIGHTS, WERE CANCELLED WITHOUT CONSIDERATION AND HAVE NO VALUE.

The Company will shortly file a Form 15 with the Securities and Exchange Commission to terminate and suspend the reporting requirements related to its common stock under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). Upon filing the Form 15, the Company intends to immediately cease filing any further periodic or current reports under the Exchange Act.

Item 3.03.	Material Modification of Rights of Security Holders.

As provided in the Plan of Liquidation, the obligations of any Debtor under any certificate, share, note, bond, indenture, purchase right, or other instrument or document, directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest, equity, or portfolio interest in the Debtors or any warrants, options, or other securities exercisable or exchangeable for, or convertible into, debt, equity, ownership, or profits interests in the Debtors giving rise to any Claim or Interest were cancelled and deemed surrendered as to the Debtors and shall not have any continuing obligations thereunder. The registered securities cancelled on the Effective Date include all of the Company’s Class A Common Stock and related share purchase rights.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Notice of Confirmation and Occurrence of Effective Date of (I) Modified Amended Joint Chapter 11 Plan of Fred’s, Inc. and the Debtor Affiliates Set Forth Therein; and (II) Bar Dates for Certain Claims

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED’S, INC.

Dated: June 19, 2020	By:	/s/ Mark Renzi
Name: Mark Renzi
Title: Chief Restructuring Officer